UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☒ Soliciting Material Pursuant to §240.14a-12

CONTINENTAL BUILDING PRODUCTS, INC.

(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

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On November 12, 2019, Continental Building Products, Inc., a Delaware corporation (the “Company”), entered into a definitive agreement providing for the acquisition of the Company by CertainTeed Gypsum and Ceilings USA, Inc., a Delaware corporation (“Parent”).  The following information was sent by the Company to customers of the Company in connection with the announcement of the proposed acquisition.

Customer FAQ

1.          What does this transaction mean for me?

•
As part of Saint-Gobain’s North American business, our customers will benefit from a broader product and service offering, a world-class innovation process and our continuing commitment to operational excellence

•
As part of Saint-Gobain/CertainTeed, we will broaden our network of manufacturing plants and expand from our East Coast markets into key areas in the western U.S. and Canada so that we can better meet and respond to the growing demands of our customers nationwide and reduce delivery costs.

•
Your satisfaction is a top priority for both Saint-Gobain and Continental Building Products and we will continue to provide you with the highest quality service and products throughout this entire process and into the future.

2.          Will there be any disruption to the business or my account?

•	We will continue to operate independently, with business as usual, until the close of the transaction, at which point we expect there to be a smooth, seamless transition.

•	Rest assured that we will continue to provide you with the highest quality products and services throughout this entire process and into the future after the close.

3.          Will there be any plant closures?

•	No. We are not closing any plants.

•	Saint-Gobain is committed to investing in our business and ensuring our plants and facilities are state-of-the art in order to compete.

4.          Will my program with Continental Building Products change? Do you plan on raising prices?

•
No, all of Continental Building Products’ programs will be honored.  As we work to integrate the two companies after the close of the transaction, we expect to identify ways to better serve our customers.

5.          Will my point-of-contact at Continental Building Products or Saint-Gobain change?

•
Your point-of-contact will remain the same through the close of the transaction. If there are any changes as we work to integrate, we will inform you as quickly as possible and ensure that our service to you will remain our top priority.

6.          I am a customer of both Continental Building Products and CertainTeed. What happens next?

•	Until the transaction closes, Continental Building Products and Saint-Gobain/CertainTeed will continue to operate as separate businesses.

•	Accordingly, nothing will change day-to-day in the near term.

•	As we near closing, we will communicate with you.

7.          What are the types of new products and services you may start to offer?

•	Until the transaction closes, Continental Building Products and Saint-Gobain/CertainTeed will continue to operate as separate businesses.

•	CertainTeed offers a wide range of interior and exterior building products in addition to drywall, including commercial ceilings and technical insulation.

•	We expect our initial focus to be on integrating our businesses and enhancing the services we provide.

8.          When do you expect the transaction to close?

•	This process will depend largely on regulatory timing.

9.          Where can I get more information?

•	Please reach out to your regular Continental Building Products contact person.

In connection with the proposed acquisition, on November 12, 2019, the following information was sent by Parent to customers of Parent.

SPECIFIC FOR SAINT-GOBAIN CUSTOMERS:

1.	What does this transaction mean for me?

•
Once our deal closes in the second half of 2020, customers will benefit from a broader product and service offering, a world-class innovation process and our continuing commitment to operational excellence

•
Together, we can broaden our network of manufacturing plants and expand from the East Coast into the western U.S. and Canada so that we can better meet and respond to the growing demands of our customers nationwide and reduce delivery costs.

•	Customer satisfaction is a top priority for both companies and we will continue to provide you with the highest quality service and products throughout this entire process and into the future.

2.	Didn’t you just have a change in leadership at Saint-Gobain in the gypsum business? Now another change?

We did – Carmen Bodden now heads both the CertainTeed Ceilings and Gypsum businesses, which are major parts of Saint-Gobain’s US construction portfolio. We understand that this may seem like a lot of change in a short amount of time, however, all of this is a commitment of Saint-Gobain to the long-term stability and growth of the Gypsum business in the US to better serve you, as the customer. In addition, we are working with Continental’s leadership on the integration planning and they will remain in place. Jay Bachmann and his team would join Saint-Gobain once the deal is closed in the second half of 2020. What this does is bring together a wide range of experts across the globe in a wide range of technologies and R&D innovation from which to draw knowledge.

3.	How does this affect who I work with moving forward? Are sales forces combining?

It is business as usual at this time until the deal closes in the second half of 2020. As we work to integrate our teams, your day-to-day contacts will stay the same. Rest assured that we will continue to provide you with the highest quality products and services throughout this entire process and into the future after the close.

4.	Will this result in any closures of your plants or offices as you combine? Divestures?

There are no plans to close or divest any locations for CertainTeed Gypsum or Continental, subject ultimately to the outcome of the antitrust review.  This is business as usual.

5.	What is the leadership of this new organization?

The leadership team for CertainTeed Gypsum will stay the same. Carmen Bodden and her team are staying in place. Upon the close of the deal, Jay Bachmann and his executive team would join Saint-Gobain.

6.	When will this deal be finalized?

We expect this deal to close in the second half of 2020.

7.	I am a customer of both Continental Products Group and Saint-Gobain. What happens next?

•	Until the transaction closes, which is expected to occur on in the second half of 2020, we will continue to operate as separate businesses.

•	Accordingly, nothing will change day-to-day in the near term.

•	As we near closing, we will communicate with you.

8.	What are the types of new products and services you may start to offer?

•	Until the transaction closes, we will continue to operate as separate businesses.

•
Saint-Gobain offers a wide range of interior and exterior building products in addition to drywall, including residential roofing, siding, building insulation, commercial ceilings, trim, solar, commercial roofing, technical insulation, fence, decking, railing, and sheathing.

•	We expect our initial focus to be on integrating our businesses and enhancing the services we provide.

9.	Where can I get more information?

•	Please reach out to your regular Saint-Gobain contact person.

INFORMATION CONCERNING PARTICIPANTS
(FURNISHED PURSUANT TO RULE 14a-12 OF THE SECURITIES EXCHANGE ACT OF 1934)

Additional Information and Where to Find It

This communication relates to the proposed merger transaction involving the Company. In connection with the proposed merger, the Company will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC or send to its stockholders in connection with the proposed merger. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, http://www.sec.gov, and the Company’s website, https://continental-bp.com/en/home/. In addition, the documents (when available) may be obtained free of charge by directing a request to Investor Relations by email at investorrelations@continental-bp.com or by calling (703) 480-3980.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of the Company’s common stock in respect of the proposed transaction. Information about the directors and executive officers of the Company is set forth in the definitive proxy statement for the Company’s 2019 annual meeting of stockholders, which was filed with the SEC on March 18, 2019, and in other documents filed by the Company with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.

Forward-Looking Statements

This communication contains forward-looking statements, including statements related to proposed transaction and other statements regarding the Company’s current expectations, prospects and opportunities. These forward-looking statements are covered by the “Safe Harbor for Forward-Looking Statements” provided by the Private Securities Litigation Reform Act of 1995. The Company has tried to identify these forward looking statements by using words such as “expect,” “anticipate,” “estimate,” “plan,” “will,” “would,” “should,” “could,” “forecast,” “believe,” “guidance,” “projection,” “target” or similar expressions, but these words are not the exclusive means for identifying such statements.  The Company cautions that a number of risks, uncertainties and other factors could cause the Company’s actual results to differ materially from those expressed in, or implied by, the forward-looking statements, including, without limitation that the conditions to closing the transaction will be satisfied; the impact of the transaction on the Company’s business, its financial and operating results and its employees, suppliers and customers; factors affecting the feasibility and timing of any transaction or other action, including, without limitation, the ability to obtain required regulatory approvals; and risks related to realization of the expected benefits of the transaction or other action to the Company and its stockholders. For a detailed discussion of factors that could affect the Company’s future operating results, please see the Company’s filings with the SEC, including the disclosures under “Risk Factors” in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.